UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2005

                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)

                                    011-15499
                            (Commission File Number)


             Colorado                                   82-0379959
(State or other jurisdiction                 (IRS Employer Identification No.)
       of incorporation)


               600 Lexington Avenue, 29th Floor New York, NY 10022

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (212) 583-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

(b) Effective October 18, 2005, Linden Boyne retired from all of his positions with the Company, which positions included Chief Financial Officer, Company Secretary, and member of the Company's Board of Directors. His retirement is not related to any disagreement with the Company.

(c) On October 18, 2005, the Company's Board of Director's appointed Thomas Finn, previously the Company's Financial Controller, to serve as Chief Financial Officer and Company Secretary. Mr. Finn has over 15 years of experience in accounting, audit and finance. After leaving the IBM Corporation in 2000, where he served as an advisory accountant, Mr. Finn worked as an independent consultant, specializing in improving the controls and procedures for various start-up companies. In 2004, Mr. Finn joined Purdue Pharma, LP, a Delaware limited partnership, as an internal auditor. In February 2005, Mr. Finn joined the Company, from Purdue Pharma, as the Company's Financial Controller. Mr. Finn holds a Bachelors of Business Administration in Finance from the University of Massachusetts at Amherst and a Masters of Business Administration in International Business from the Helsinki School of Economics in Helsinki, Finland. Mr. Finn is the son-in-law to the Company's newly appointed director, Virgil Wenger. For his services as Chief Financial Officer, Mr. Finn will receive an annual salary of $175,000 and is eligible to receive stock options pursuant to a stock option plan adopted by the Company's Board of Directors. Mr. Finn is entitled to receive employee benefits and vacation time that is commensurate with the benefits and vacation afforded to other senior executives of the Company and pursuant to his employment agreement he is entitled to six months of severance pay.

(d) Effective October 18, 2005, the Board of Directors of Advance Nanotech, Inc. (the "Company"), appointed Messrs. William "Bill" Milne, Peter Rugg, and Virgil Wenger to serve as directors on the Company's Board of Directors. Following that, effective October 24, 2005, the Board of Directors of the Company appointed Antonio Goncalves to serve as a director on the Company's Board of Directors. Mr. Milne also serves on the Company's Scientific Advisory Board. Mr. Wenger is the father-in-law of Thomas Finn, the Company's newly appointed Chief Financial Officer and Company Secretary. As of the time of this filing, the Company has not determined Board committee appointments for the newly appointed directors, and, therefore, the Company will file an amended Form 8-K upon determination.

The Company's existing directors choose its new directors after evaluating, among other things, the appointees respective industry experience and financial and corporate expertise. There are no arrangements or understandings pursuant to which any new director was selected as a director of the Company. The new directors do not have any relationships or related transactions with the Company that would require disclosure pursuant to Item 404(a) of the Securities Exchange Commission Regulation S-B.


Item 9.01 Exhibits

The following exhibits are filed with this report.

99.1 Copy of Press Release, dated October 18, 2005
99.2 Copy of Press Release, dated October 20, 2005
99.3 Copy of Press Release, dated October 24, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ADVANCE NANOTECH, INC.
                                      (Registrant)


Date:  October 24, 2005           /s/ Magnus R. Gittins
                                  ---------------------------------------------
                                  Magnus R. Gittins, CEO
                                  (Officer duly authorized to sign this report)